EXHIBIT 4.2

HANOVER COMPRESSOR COMPANY,

as Issuer

HANOVER COMPRESSION LIMITED PARTNERSHIP,

as Subsidiary Guarantor

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Trustee

First Supplemental Indenture

Dated as of December 15, 2003

to

Senior Indenture

Dated as of December 15, 2003

8.625% Senior Notes due 2010

SECTION 715. Additional Covenants.	62

ARTICLE EIGHT. REDEMPTION OF SECURITIES	62

SECTION 801. Optional Redemption.	62

SECTION 802. Applicability of Article.	63

ARTICLE NINE. LEGAL DEFEASANCE AND COVENANT DEFEASANCE	63

SECTION 901. Company’s Option to Effect Legal Defeasance or Covenant Defeasance.	63

SECTION 902. Legal Defeasance and Discharge.	63

SECTION 903. Covenant Defeasance.	64

SECTION 904. Conditions to Legal Defeasance or Covenant Defeasance.	64

SECTION 905. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.	66

SECTION 906. Reinstatement.	66

ARTICLE TEN. SUBSIDIARY GUARANTEES	67

SECTION 1001. Applicability of Article.	67

SECTION 1002. Subsidiary Guarantees.	67

SECTION 1003. Limitation on Liability.	69

SECTION 1004. No Waiver.	69

SECTION 1005. Modification.	69

SECTION 1006. Release of Subsidiary Guarantor.	70

ARTICLE ELEVEN. SUBORDINATION OF SUBSIDIARY GUARANTEES	70

SECTION 1101. Subsidiary Guarantees Subordinate to Guarantor Senior Indebtedness.	70

SECTION 1102. Payment over of Proceeds upon Dissolution, Etc.	70

SECTION 1103. Suspension of Payment When Guarantor Senior Indebtedness in Default.	71

SECTION 1104. Acceleration of Securities.	72

SECTION 1105. When Distribution Must Be Paid Over.	72

SECTION 1106. Notice by Company.	72

SECTION 1107. Payment Permitted If No Default.	73

SECTION 1108. Subrogation to Rights of Holders of Guarantor Senior Indebtedness.	73

SECTION 1109. Provisions Solely to Define Relative Rights.	73

SECTION 1110. Trustee to Effectuate Subordination.	74

SECTION 1111. Subordination May Not Be Impaired by any Subsidiary Guarantor.	74

SECTION 1112. Distribution or Notice to Representative.	74

SECTION 1113. Notice to Trustee.	74

SECTION 1114. Reliance on Judicial Order or Certificate of Liquidating Agent.	75

SECTION 1115. Rights of Trustee as a Holder of Guarantor Senior Indebtedness; Preservation of Trustee’s Rights.	75

SECTION 1116. Article Applicable to Paying Agents.	76

SECTION 1117. No Suspension of Remedies.	76

SECTION 1118. Modification of Terms of Guarantor Senior Indebtedness.	76

SECTION 1119. Trust Moneys Not Subordinated.	76

SECTION 1120. Trustee Not Fiduciary for Holders of Guarantor Senior Indebtedness.	77

Schedule A	—	Subsidiary Guarantors
Schedule 101	—	Permitted Investments Pursuant to Existing Joint Ventures
Schedule 706	—	Existing Agreements Governing Affiliate Transaction

Exhibit A	—	Form of Securities
Exhibit B	—	Form of Supplemental Indenture — Subsidiary Guarantee

FIRST SUPPLEMENTAL INDENTURE, dated as of December 15, 2003 (this “Supplemental Indenture”), among Hanover Compressor Company, a Delaware corporation (the “Company”), having its principal office at 12001 North Houston Rosslyn, Houston, Texas 77086, Hanover Compression Limited Partnership, a Delaware limited partnership (“HCLP”), and Wachovia Bank, National Association, a national banking association, as trustee (the “Trustee”), having its Corporate Trust Office at 5847 San Felipe, Suite 1050, Houston, Texas 77057.

RECITALS

WHEREAS, the Company deems it necessary to issue from time to time for its lawful purposes unsecured debt securities evidencing its indebtedness, including the 8.625% Senior Notes due 2010 issued hereunder (the “Securities”), and has duly authorized the execution and delivery of this Supplemental Indenture;

WHEREAS, the Company has heretofore entered into a Senior Indenture, dated as of December 15, 2003, among the Company, the Subsidiary Guarantors party thereto and the Trustee (the “Original Indenture,” as may be amended and supplemented in respect of provisions relating to the Securities, and as further supplemented by this Supplemental Indenture, the “Indenture”);

WHEREAS, the Original Indenture provides for the issuance from time to time of a new series of securities, unlimited as to principal amount, to bear such rates of interest, to mature at such times and to have such other provisions as shall be fixed in accordance with the provisions of the Original Indenture, and the form and terms of such series may be described by a supplemental indenture executed by the Company, the Subsidiary Guarantors and the Trustee;

WHEREAS, the Company hereby proposes to create under the Indenture a series of securities;

WHEREAS, additional securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Original Indenture as at the time supplemented and modified;

WHEREAS, the Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and HCLP, and a valid amendment and supplement to the Original Indenture, have been done.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE.

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. Definitions.

For all purposes of this Supplemental Indenture and any Securities issued under the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) capitalized terms used herein without definition shall have the meanings specified in the Original Indenture;

(b) each reference to “Indenture” in this Supplemental Indenture shall mean the provisions of the Original Indenture and future amendments and supplements to the Original Indenture, including this Supplemental Indenture, applicable to the Securities and exclusive of amendments and supplements that relate to future issuances of the series of securities issued at a later date under the Original Indenture and, for the avoidance of doubt, the Second Supplemental Indenture, dated as of December 15, 2003, between the Company and the Trustee shall have no force and effect for the Securities;

(c) all references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture and, where so specified, to the Articles and Sections of the Original Indenture as supplemented, amended or modified by this Supplemental Indenture;

(d) all references in the Original Indenture to Articles and Sections in the Original Indenture shall for purposes of the Securities be deemed references to the Articles and Sections of the Original Indenture as supplemented, amended or modified by this Supplemental Indenture, including a deemed reference to a different Section number in this Supplemental Indenture that supplements, amends or modifies a Section in the Original Indenture;

(e) the terms defined in this Article have the meanings assigned to them in this Article which shall supersede any such definitions of the same terms in the Original Indenture, and words in the singular include the plural as well as the singular, and words in the plural include the singular as well as the plural;

(f) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper”, as used in Trust Indenture Act Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

(g) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as defined herein);

(h) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(i) the word “or” is not exclusive; and

(j) provisions of the Indenture apply to successive events and transactions.

“Additional Assets” means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary in which the Company will hold, directly or indirectly, at least the same ownership percentage as it did prior to such disposition;

(2) the sale of Cash Equivalents in the ordinary course of business;

(3) a disposition of inventory and other similar assets in the ordinary course of business;

(4) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5) transactions permitted under Article Five (other than with respect to any Sale/Leaseback Transaction involving all or substantially all of the assets of the Company or of one or more Subsidiaries of the Company, which assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the assets of the Company on a consolidated basis);

(6) an issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or to a Wholly-Owned Subsidiary (other than a Receivables Entity);

(7) for purposes of Section 711 only, the making of a Permitted Investment or a disposition subject to Section 703;

(8) an Asset Swap effected in compliance with Section 711;

(9) sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity;

(10) dispositions of assets selected by the Board of Directors as not constituting an Asset Disposition with an aggregate fair market value since the Issue Date of less than $10 million;

(11) dispositions in connection with Permitted Liens;

(12) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries; and

(13) foreclosure on assets.

“Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with Section 711.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Indebtedness or Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

“Bank Indebtedness” means any and all amounts, whether outstanding on the Issue Date or Incurred after the Issue Date, payable by the Company or any Subsidiary of the Company under or in respect of the Senior Credit Agreement and any related notes, collateral documents, letters of credit and Guarantees and any Interest Rate Agreement entered into in connection with the Senior Credit Agreement, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Subsidiary of the Company at the rate specified therein whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means any of the following:

(1) securities issued or directly and fully Guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from either S&P or Moody’s;

(3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by S&P, or “A” or the equivalent thereof by Moody’s, and having combined capital and surplus in excess of $500.0 million;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper, and in any case maturing within one year after the date of acquisition thereof; and

(6) interests in any investment company or money market fund which invests solely in instruments of the type specified in clauses (1) through (5) above.

“Change of Control” means:

(1) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 51% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by an entity, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 51% of the voting power of the Voting Stock of such parent entity);

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

(3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(4) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company;

provided, however, that, with respect to clause (1) above, a transaction in which the Company becomes a Subsidiary of another Person (other than a Person that is an individual) shall not constitute a Change of Control if: (a) the stockholders of the Company immediately prior to such transaction “beneficially own” (as defined above), directly or indirectly through one or more intermediaries, 50% or more of the voting power of the outstanding Voting Stock of such other Person of whom the Company is then a Subsidiary immediately following the consummation of such transaction; and (b) immediately following the consummation of such transaction, no “person” (as defined above), other than such other Person (but including the holders of the Equity Interests of such other Person), “beneficially owns” (as defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to December 15, 2007 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity.

“Comparable Treasury Price” means, for any Redemption Date, (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Coverage Ratio” means, as of any date of determination, the ratio of (x) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Fixed Charges for such four fiscal quarters, provided, however, that:

(1) if the Company or any Restricted Subsidiary:

(a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Fixed Charges for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be computed based on (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Fixed Charges for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2) if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition:

(a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b) Consolidated Fixed Charges for such period will be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Fixed Charges for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit, division or line of business, Consolidated EBITDA and Consolidated Fixed Charges for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any

Restricted Subsidiary since the beginning of such period) will have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Fixed Charges for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

“Consolidated EBITDA” means, for any period, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1) Consolidated Interest Expense;

(2) Consolidated Income Taxes;

(3) consolidated depreciation expense;

(4) consolidated amortization of intangibles;

(5) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); and

(6) Consolidated Rental Expense.

Notwithstanding the preceding sentence, clauses (2) through (6) relating to amounts of a Restricted Subsidiary will be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating Consolidated Net Income and, to the extent the amounts set forth in clause (1) and clauses (3) through (6) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary is not a Subsidiary Guarantor and has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be paid as a dividend to the Company or a Subsidiary Guarantor by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of Consolidated Interest Expense and Consolidated Rental Expense.

“Consolidated Income Taxes” means, with respect to any period, taxes imposed upon the Company and its Restricted Subsidiaries or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of any of the Company and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

(1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto to the extent not already included in Consolidated Rental Expense, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

(2) amortization of debt discount and debt issuance cost;

(3) non-cash interest expense;

(4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5) interest actually paid by the Company or any Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person;

(6) net costs associated with Hedging Obligations (including amortization of fees);

(7) the consolidated interest expense of the Company and its Restricted Subsidiaries that was capitalized during such period;

(8) the product of (a) all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of the Company or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of the Company, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and

(9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

(a) subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by any Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b) the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(2) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is not a Subsidiary Guarantor and is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a) subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company, a Subsidiary Guarantor, or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary that is not a Subsidiary Guarantor, to the limitation contained in this clause); and

(b) the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4) any extraordinary gain or loss; and

(5) the cumulative effect of a change in accounting principles.

“Consolidated Rental Expense” means, for any period, the aggregate of the rental expense of the Company and its Restricted Subsidiaries related to Operating Lease Facilities of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement (including derivative agreements or arrangements) as to which such Person is a party or a beneficiary.

“default” means, when used with respect to the Securities, any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

“Designated Guarantor Senior Indebtedness” means (1) the Bank Indebtedness (to the extent such Bank Indebtedness constitutes Guarantor Senior Indebtedness) and the Synthetic Guarantees, as applicable, and (2) if approved by the Representative of the holders of the Bank Indebtedness, any other Guarantor Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend, at least $25.0 million and is specifically designated in the instrument evidencing or governing such Guarantor Senior Indebtedness as “Designated Guarantor Senior Indebtedness” for purposes of the Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

(3) is redeemable at the option of the holder of the Capital Stock thereof, in whole or in part,

in each case on or prior to the date that is 91 days after the date (a) on which the Securities mature or (b) on which there are no Securities Outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset disposition (each defined in a substantially identical manner to the corresponding definitions herein) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of the Section 711 and such repurchase or redemption complies with Section 703.

“Equity Interests” means Capital Stock and all warrants, options or rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ETC Notes” means (1) the 8.50% Senior Secured Notes Due 2008 issued by Hanover Equipment Trust 2001A on August 30, 2001 in the aggregate principal amount of $300,000,000 and (2) the 8.75% Senior Secured Notes Due 2011 issued by Hanover Equipment Trust 2001B on August 30, 2001 in the aggregate principal amount of $250,000,000.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of, and does not have its material assets in and does not operate principally in, the United States of America or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection, or deposits made, in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Secured Indebtedness” means any Indebtedness of any Subsidiary Guarantor secured by a Lien.

“Guarantor Senior Indebtedness” means, with respect to a Subsidiary Guarantor, the following obligations, whether outstanding on the date of the Indenture or thereafter issued, created, Incurred or assumed, without duplication:

(1) the Bank Indebtedness and all other Guarantees, as applicable, by such Subsidiary Guarantor of Senior Indebtedness of the Company or Guarantor Senior Indebtedness of any other Subsidiary Guarantor; and

(2) all obligations consisting of principal of and premium, if any, accrued and unpaid interest on, and fees and other amounts relating to, all other Indebtedness of the Subsidiary Guarantor. Guarantor Senior Indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Subsidiary Guarantor regardless of whether postfiling interest is allowed in such proceeding.

Notwithstanding anything to the contrary in the preceding paragraph, Guarantor Senior Indebtedness will not include:

(1) any Indebtedness in which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are not superior in right of, or are subordinate to, the Subsidiary Guarantees;

(2) any obligations of such Subsidiary Guarantor to another Subsidiary or the Company;

(3) any liability for Federal, state, local, foreign or other taxes owed or owing by such Subsidiary Guarantor;

(4) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

(5) any Indebtedness, Guarantee or obligation of such Subsidiary Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of such Subsidiary Guarantor, including, without limitation, any Guarantor Senior Subordinated Indebtedness and Guarantor Subordinated Obligations of such Guarantor; or

(6) any Capital Stock.

“Guarantor Senior Subordinated Indebtedness” means with respect to a Subsidiary Guarantor, (i) the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee, (ii) the Guarantee of payment of the ETC Notes by such Subsidiary Guarantor, if any, pursuant to the terms of the related indenture or participation agreement or, in the case of HCLP, its payment obligations under the Leases and (iii) and any other Indebtedness of such Subsidiary Guarantor (whether outstanding on the date of this Supplemental Indenture or thereafter Incurred) that (x) specifically provides that such Indebtedness is to rank pari passu in right of payment with the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee and (y) is not contractually subordinated by its terms in right of payment to any Indebtedness of such Subsidiary Guarantor which is not Guarantor Senior Indebtedness of such Subsidiary Guarantor.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the date of this Supplemental Indenture or thereafter Incurred) which is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Incur” means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

(4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

(5) Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

(6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person;

(9) to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and

(10) the obligation to pay the principal and premium (if any) in respect of any Operating Lease Facility, in an amount, as determined on the date of incurrence of such obligation, equal to the purchase price of the related property or assets.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the first paragraph of this definition that does not appear as a liability on the balance sheet of such Person if:

(1)	such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2)	such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3)	there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a) the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by the Company or its Restricted Subsidiaries.

“Independent Investment Banker” means either Citigroup Global Markets Inc. or J.P. Morgan Securities Inc., as specified by us, and any successor firm, or if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with us.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)	Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

(2)	endorsements of negotiable instruments and documents in the ordinary course of business; and

(3)	an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists exclusively of common equity securities of the Company.

For purposes of Section 703,

(1)	“Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such

Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2)	any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Issue Date” means the first date on which the Securities are originally issued, which date is December 15, 2003.

“Leases” means, collectively, the Lease, dated as of August 31, 2001, between Hanover Equipment Trust 2001A and HCLP and the Lease, dated as of August 31, 2001, between Hanover Equipment Trust 2001B and HCLP.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Material Subsidiary” means any Restricted Subsidiary of the Company for which the aggregate fair market value of all assets owned by such Restricted Subsidiary is greater than $20.0 million as of the date of determination.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)	all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)	all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)	the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2)	no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)	the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

“Officer” means the Chief Executive Officer, the President, any Vice President, the Controller, the Secretary or the Treasurer of the Company, as applicable.

“Officer’s Certificate” means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, of the Company or a Subsidiary Guarantor, as the case may be, and delivered to the Trustee. The Officer signing the Company’s Officer’s Certificate given pursuant to Section 712(a) shall be the principal executive, financial or accounting officer of the Company.

“Operating Lease Facility” means any operating lease transaction entered into by the Company or any of its Restricted Subsidiaries resulting in the off-balance sheet financing of any of the Company’s or such Restricted Subsidiary’s property or assets, including its gas compression equipment.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in any of the following:

(1)	the Company, a Restricted Subsidiary (other than a Receivables Entity) or a Person which will, upon the making of such Investment, become a Restricted Subsidiary (other than a Receivables Entity); provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(2)	another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary (other than a Receivables Entity); provided, however, that such Person’s primary business is a Related Business;

(3)	cash and Cash Equivalents;

(4)	receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	loans or advances to employees permitted by law made in the ordinary course of business of the Company or such Restricted Subsidiary;

(7)	stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(8)	Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 711;

(9)	Investments in existence on the Issue Date;

(10)	Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 704;

(11)	Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount at the time of such Investment not to exceed $25.0 million outstanding at any one time;

(12)	Investments made in connection with the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any joint venture agreement to which the Company or any of its Restricted Subsidiaries is a party on the Issue Date and identified on Schedule 101 to this Supplemental Indenture, as such agreement may be amended, modified or supplemented from time to time; provided, however, that no future amendment, modification or supplement will increase the amount of the Investment in a joint venture that is a Permitted Investment pursuant to this clause (12) beyond the amount that would have been a Permitted Investment pursuant to this clause (12) under the terms of the Indenture as in effect on the Issue Date, and provided, further, that no such Investments shall exceed $30.0 million in the aggregate;

(13)	Guarantees issued in accordance with Section 704;

(14)	Investments by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided, however, that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in accounts receivable and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such accounts receivable; and

(15)	any Asset Swap made in accordance with Section 711.

“Permitted Liens” means, with respect to any Person:

(1)	Liens securing senior Indebtedness and other obligations of the Company and any of its Restricted Subsidiaries under the Senior Credit Agreement and related Interest Rate Agreements and Liens on assets of Restricted Subsidiaries securing Guarantees of senior Indebtedness and other obligations of the Company and any of its Restricted Subsidiaries under the Senior Credit Agreement and other Guarantor Senior Indebtedness permitted to be incurred under the Indenture;

(2)	pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)	Liens imposed by law, including carriers’, warehousemen’s and mechanics’, Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(4)	Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)	Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness (other than Guarantor Senior Indebtedness);

(6)	encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)	Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligation;

(8)	leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)	judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)	Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations with respect to, assets or property acquired or constructed in the ordinary course of business, provided that:

(a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture, and does not exceed the cost of the assets or property so acquired or constructed; and

(b) such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or assets affixed or appurtenant thereto;

(11)	Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(12)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13)	Liens existing on the Issue Date;

(14)	Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(15)	Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(16)	Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly-Owned Subsidiary (other than a Receivables Entity);

(17)	Liens securing the Securities and the Subsidiary Guarantees;

(18)	Liens securing Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien under the Indenture;

(19)	Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case incurred in connection with a Qualified Receivables Transaction;

(20)	Liens securing Operating Lease Facilities Incurred in compliance with Section 704; and

(21)	the rights of any sublessee or assignee under a sublease or an assignment of a compressor management agreement expressly permitted by the terms of the Leases.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Purchase Money Note” means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary of the Company in connection with a Qualified Receivables Transaction to a Receivables Entity, which note is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

“Qualified Equity Offering” means:

(1)	any sale of Equity Interests (other than Disqualified Stock) of the Company pursuant to an underwritten offering registered under the Securities Act; or

(2)	any sale of Equity Interests (other than Disqualified Stock) of the Company so long as, at the time of consummation of such sale, the Company has a class of common equity securities registered pursuant to Section 12(b) or Section 12(g) under the Exchange Act, in each case, other than public offerings with respect to the Company’s Equity Interests registered on Form S-4 or S-8.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted in connection with asset securitization involving accounts receivable.

“Receivables Entity” means a Wholly-Owned Subsidiary of the Company (or another Person in which the Company or any Restricted Subsidiary makes an Investment and to which the Company or any Restricted Subsidiary transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable, which is designated by the Board of Directors of the Company as a Receivables Entity and:

(1)	no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(a) is guaranteed by the Company or any Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(b) is recourse to or obligates the Company or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

(c) subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)	with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

(3)	to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. and their respective successors, plus two other dealers selected by the Independent Investment Banker that are primary U.S. government securities dealers in New York City; provided, if any of Citigroup Global Markets Inc. or J.P. Morgan Securities Inc. or any primary U.S. government securities dealer selected by the Independent Investment Banker shall cease to be a primary U.S. government securities dealer, then such other primary U.S. government securities dealers as may be substituted by the Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date, as quoted in writing to the Trustee by such Reference Treasury Dealer.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances” and “refinanced” shall have correlative meanings) any Indebtedness existing on the Issue Date or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(1)	(a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Securities;

(2)	the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)	such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees incurred in connection therewith); and

(4)	if the Indebtedness being refinanced is subordinated in right of payment to the Securities or any Subsidiary Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Securities or the Subsidiary Guarantees and, except solely in the case of any Refinancing Indebtedness Incurred to refinance the Company’s Zero Coupon Subordinated Notes due March 31, 2007 which Refinancing Indebtedness has a Stated Maturity at least 91 days later than the State Maturity of the Securities, that subordination is on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Regular Record Date” means, with respect to any Interest Payment Date, the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Related Business” any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date of this Supplemental Indenture.

“Related Business Assets” means assets used or useful in a Related Business.

“Representative” means any trustee, agent or representative (if any) of an issue of Guarantor Senior Indebtedness; provided that when used in connection with the Senior Credit Agreement, the term “Representative” shall refer to the administrative agent under the Senior Credit Agreement.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Revolving Credit Facility” means the revolving credit facility under the Senior Credit Facility (which may include any swing line or letter of credit facility or subfacility thereunder).

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“Secured Indebtedness” means any Indebtedness of the Company secured by a Lien.

“Senior Credit Agreement” means, with respect to the Company, one or more debt facilities (including, without limitation, the Senior Credit Agreement, dated as of December 15, 2003, among the Company, HCLP, Bank One, NA, as Syndication Agent, JPMorgan Chase Bank, as Administrative Agent, and the lenders parties thereto, as the same may be, and may have been, amended, supplemented or otherwise modified from time to time) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, increased, or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Credit Agreement or any other credit or other agreement or indenture).

“Senior Credit Facility” means the collective reference to each Senior Credit Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise). Without limiting the generality of the foregoing, the term “Senior Credit Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Senior Indebtedness” means, whether outstanding on the Issue Date or thereafter issued, created, Incurred or assumed, the Securities, the Bank Indebtedness and all other Indebtedness of the Company, including accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness will not include:

(1)	any obligation of the Company to any Subsidiary;

(2)	any liability for Federal, state, foreign, local or other taxes owed or owing by the Company;

(3)	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

(4)	any Indebtedness, Guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company, including, without limitation, any Subordinated Obligations; or

(5)	any Capital Stock.

“S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in securitization of accounts receivable transactions.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the date of this Supplemental Indenture or thereafter Incurred) which is contractually subordinated in right of payment to the Securities.

“Subsidiary” of any Person means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Securities by a Subsidiary Guarantor pursuant to the terms of the Indenture, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed in the Indenture.

“Subsidiary Guarantor” means (i) HCLP and (ii) each other Subsidiary of the Company that becomes a Subsidiary Guarantor in accordance with Section 714, in each case until such Subsidiary Guarantor ceases to be such in accordance herewith.

“Successor Company” shall have the meaning assigned thereto in Section 501.

“Supplemental Indenture” means this First Supplemental Indenture, dated as of December 15, 2003, among the Company, HCLP and the Trustee.

“Synthetic Guarantees” means, collectively, (a) the Guarantee, dated as of October 27, 2000 (as the same may be, and may have been amended, supplemented or otherwise modified from time to time), among HCLP, Hanover Equipment Trust 2000B, Bank Hapoalim B.M. and FBTC Leasing Corp., as investors, the lenders parties thereto and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as administrative agent; and (b) the Guarantee, dated as of March 13, 2000 (as the same may be, and may have been amended, supplemented or otherwise modified from time to time), among HCLP, Hanover Equipment Trust 2000A, First Union National Bank and Scotiabanc Inc., as investors, the lenders parties thereto and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as administrative agent.

“Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week in which the calculation date falls (or in the immediately preceding week if the calculation date falls on any day prior to the usual publication date for such release) or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date. Any weekly average yields calculated by interpolation or extrapolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

“Uniform Commercial Code” and “UCC” shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)	such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)	all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3)	such designation and the Investment of the Company in such Subsidiary complies with Section 703;

(4)	such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

(5)	such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a) to subscribe for additional Capital Stock of such Person; or

(b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(6)	on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Indebtedness under Section 704 on a pro forma basis taking into account such designation.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors or all interests in such Person with the ability to control the management or actions of such Person.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

SECTION 102. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 103. Successors and Assigns.

All covenants and agreements in this Supplemental Indenture by the Company and each Subsidiary Guarantor shall bind its successors and assigns, whether so expressed or not.

SECTION 104. Separability Clause.

In case any provision in this Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 105. Benefits of Supplemental Indenture.

Nothing in this Supplemental Indenture or in the Securities, express or implied, shall give to any Person, (other than the parties hereto, any agent and their successors under the Indenture and each of the Holders and, with respect to any provisions hereof relating to the subordination of the Subsidiary Guarantees or the rights of holders of Guarantor Senior Indebtedness, the holders of Guarantor Senior Indebtedness) any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

SECTION 106. Governing Law.

THE INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 107. No Personal Liability of Directors, Officers, Employees, Stockholders or Incorporators.

No director, officer, employee, incorporator, limited partner, member or stockholders, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or such Subsidiary Guarantor under the Securities, the Indenture or any Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 108. Priority of Supplemental Indenture.

In the event any conflict arises between the terms of the Original Indenture and the terms of this Supplemental Indenture, the terms of this Supplemental Indenture shall be controlling and supersede such conflicting terms of the Original Indenture. Unless otherwise specifically modified or amended hereby, the terms of the Original Indenture shall remain in full force and effect with respect to the Securities.

SECTION 109. Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument.

ARTICLE TWO.

SECURITY FORMS

SECTION 201. Forms Generally.

The Securities shall be in substantially the forms set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable laws or the rules of any securities exchange or Depositary or as may, consistently with the Indenture, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. Each Security shall be dated the date of its authentication.

The Securities will be issued on the date of this Supplemental Indenture, and additional Securities may be issued from time to time after the date hereof as may be set forth in a Company Order, in each case in the form of one or more permanent global Securities substantially in the form set forth in Exhibit A hereto (each, a “Global Security”) deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Global Securities may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

SECTION 202. Global Security Legend.

The Global Securities shall bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER REPRESENTATIVE OF DTC AS IS REQUESTED BY AN AUTHORIZED

REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

SECTION 203. Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION.

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee

By
Authorized Signatory

ARTICLE THREE.

THE SECURITIES

SECTION 301. Title and Terms.

The aggregate principal amount of Securities which may be authenticated and delivered under this Supplemental Indenture shall be unlimited. The Company is initially issuing $200,000,000 aggregate principal amount of securities as of the date hereof. This series of Securities may be reopened from time to time for the issuance of additional Securities of this series, subject to compliance with Section 704. Any additional Securities issued shall have the identical terms as the Securities issued on the Issue Date, except for the date of issuance, issue price and first Interest Payment Date, and shall form a single series with the Securities issued on the Issue Date.

The Securities shall be known and designated as the “8.625% Senior Notes due 2010” of the Company. The Stated Maturity of the Securities shall be December 15, 2010, and they shall bear interest at the rate of 8.625% per annum from the date of issuance, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in cash and in arrears to the Person in whose name the Security (or any Predecessor Security) is registered at the close of business on the June 1 and December 1 immediately preceding the Interest Payment Date on June 15 and December 15 of each year, commencing on June 15, 2004 in the case of the Securities issued on the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, all as provided in Section 1002 of the Original Indenture; provided, however, that, at the option of the Company, interest may be paid on Securities in definitive form by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

Holders shall have the right to require the Company to purchase their Securities, in whole or in part, in the event of a Change of Control pursuant to Section 710.

The Securities shall be subject to repurchase by the Company pursuant to an Asset Disposition as provided in Section 711.

The Securities shall be redeemable as provided in Article Eight and in the Securities.

SECTION 302. CUSIP Numbers.

The Company in issuing Securities may use “CUSIP” numbers (if then generally in use) in addition to serial numbers; if so, the Trustee shall use such “CUSIP” numbers in addition to serial numbers in notices of redemption and repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers, either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such CUSIP numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

ARTICLE FOUR.

REMEDIES

SECTION 401. Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Eleven or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) default in any payment of interest on any Security when the same becomes due and such default continues for a period of 30 days whether or not such payment shall be prohibited by Article Eleven;

(ii) default in the payment of the principal of or premium, if any, on any Security when the same becomes due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment shall be prohibited by Article Eleven;

(iii) the Company fails to comply with Section 501;

(iv) the Company fails to comply with Section 703, 704, 705, 706, 707, 708, 709, 710, 711, 713 or 714 (other than a failure to purchase Securities when required under Section 710 or 711, which will constitute an Event of Default under clause (ii) above) and such failure continues for 30 days after the notice specified below;

(v) the Company fails to comply with any of its agreements in the Securities or the Indenture (other than those referred to in clause (i), (ii), (iii) or (iv) above) and such failure continues for 60 days after the notice specified below;

(vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default:

(A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness; or

(B) results in the acceleration of such Indebtedness prior to its Stated Maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(vii) the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a custodian of it or for any substantial part of its property;

(D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency; or

(viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, in an involuntary case;

(B) appoints a custodian of the Company, any Significant Subsidiary or any such group or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Company or any Significant Subsidiary or any such group;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 90 days;

(ix) any judgment or decree for the payment of money in excess of $20 million (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) is rendered against the Company or any Significant Subsidiary that is not discharged, or bonded or insured by a third Person and either (A) an enforcement proceeding has been commenced upon such judgment or decree or (B) such judgment or decree remains outstanding for a period of 60 days following the entry of such judgment or decree and is not discharged, waived or stayed; or

(x) the failure of any Subsidiary Guarantee by a Subsidiary Guarantor to be in full force and effect (except as contemplated by the terms thereof or of the Indenture) or the denial or disaffirmation in writing by any such Subsidiary Guarantor of its obligations under the Indenture or any such Subsidiary Guarantee of the Securities.

A default under clause (iv) or (v) above shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities notify the Company of the default and the Company does not cure such default within the time specified in clause (iv) or (v), as the case may be, after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default”.

This Section 401 shall be applicable with respect to the Securities in lieu of Section 501 of the Original Indenture (which shall be of no force and effect for the Securities).

SECTION 402. Acceleration of Maturity.

If an Event of Default (other than by reason of an Event of Default specified in Section 401(vii) or 401(viii)) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, by written notice to the Company, declare the principal (and premium, if any) and accrued and unpaid interest on all such then Outstanding Securities to be due and payable immediately; provided, however, that so long as any Bank Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of (i) two Business Days after delivery of written notice to the Company and the Representative under such Bank Indebtedness and (ii) the day on which any Bank Indebtedness is accelerated. Upon the effectiveness of such declaration, such principal (and premium, if any) and interest will be due and payable immediately. In the event of a declaration of acceleration of the Securities because an Event of Default described in clause (vi) under Section 401 has occurred and is continuing, the declaration of acceleration of the Securities shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (vi) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (x) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (y) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived. Notwithstanding the foregoing, in the case of an Event of Default specified in Section 401(vii) or 401(viii) occurs and is continuing, then the principal amount of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

This Section 402 shall be applicable with respect to the Securities in lieu of the first paragraph of Section 502 of the Original Indenture (which shall be of no force and effect for the Securities).

SECTION 403. Application of Money Collected.

Subject to Article Eleven, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607 of the Original Indenture;

SECOND: To holders of Guarantor Senior Indebtedness to the extent required by Article Eleven;

THIRD: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

FOURTH: The balance, if any, to the Company or as a court of competent jurisdiction may direct, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by the Indenture.

This Section 403 shall be applicable with respect to the Securities in lieu of Section 506 of the Original Indenture (which shall be of no force and effect for the Securities).

ARTICLE FIVE.

MERGER AND CONSOLIDATION

SECTION 501. Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not, in a single transaction or series of related transactions, consolidate with or merge with or into, or sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all its assets to any Person, unless:

(i) the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation, partnership, trust or limited liability company organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and the Indenture;

(ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no default or Event of Default shall have occurred and be continuing;

(iii) immediately after giving effect to such transaction, the Company or the Successor Company, if the Company is not the continuing obligor under the Indenture, shall at the time of such transaction or series of transactions, after giving pro forma effect to such transaction as if such transaction or series of transaction had occurred on the first day of the four quarter period ending on or immediately prior to the date of such transaction, be able to Incur at least $1.00 of Indebtedness pursuant to clause (a) of Section 704;

(iv) if the Company is not the continuing obligor under the Indenture, each Subsidiary Guarantor shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Successor Company’s obligations in respect of the Indenture and the Securities; and

(v) the Company shall have delivered to the Trustee (A) an Officer’s Certificate, stating that (1) the Officer is not aware of any default or Event of Default that shall have happened and be continuing and (2) such consolidation, merger or disposition and such supplemental indenture comply with the Indenture; provided that no Officer’s Certificate will be required as to matters described in clause (A)(1) of this clause (iv) for a consolidation, merger or disposition described in the next succeeding paragraph hereto, and (B) an Opinion of Counsel, stating that such consolidation, merger or disposition and such supplemental indenture comply with the Indenture; provided that (1) in giving such opinion such counsel may rely on such Officer’s Certificate as to any matters of fact (including without limitation as to compliance with the foregoing clauses (ii) and (iii)), and (2) no Opinion of Counsel will be required for a consolidation, merger or transfer described in the next succeeding paragraph hereto.

Notwithstanding the foregoing clause (iii), (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its assets to the Company and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

For purposes of this Section 501 the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the assets of one or more Subsidiaries of the Company, which assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the assets of the Company on a consolidated basis, shall be deemed to be the disposition of all or substantially all of the assets of the Company; provided, however, that a Sale/Leaseback Transaction involving all or substantially all of the assets of the Company or of one or more Subsidiaries of the Company, which assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the assets of the Company on a consolidated basis, shall not be deemed to be the disposition of all or substantially all of the assets of the Company, and provided, further, that such Sale/Leaseback Transaction shall be subject to Sections 704 and 711.

The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into any Person (other than the Company or another Subsidiary Guarantor) unless

(i) the resulting or surviving Person shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Subsidiary Guarantor) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under the Indenture, except in a transaction resulting in a release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee as provided in Section 1006;

(ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting or surviving Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no default or Event of Default shall have occurred and be continuing; and

(iii) the Company shall have delivered to the Trustee an Officer’s Certificate and, in the case of a transaction involving a Significant Subsidiary, an Opinion of Counsel, each stating that such consolidation or merger and such supplemental indenture (if any) comply with the Indenture.

The Company shall be subject to this Section 501 in lieu of Sections 801 and 802 of the Original Indenture (which shall be of no force and effect for the Securities).

SECTION 502. Successor Substituted.

Upon any consolidation of the Company with or merger of the Company into any other Person or any sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the assets of the Company to any Person in accordance with Section 501, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and thereafter the predecessor Company shall be released from all obligations and covenants under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Securities.

Upon any consolidation of a Subsidiary Guarantor with or merger of a Subsidiary Guarantor into any other Person in accordance with Section 501, the resulting or surviving Person will succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under the Indenture and thereafter the predecessor Subsidiary Guarantor shall be released from all obligations and covenants under the Indenture and its Subsidiary Guarantee.

The Company and each Subsidiary Guarantor shall be subject to this Section 502 in lieu of Section 803 of the Original Indenture (which shall be of no force and effect for the Securities).

ARTICLE SIX.

SUPPLEMENTS AND AMENDMENTS TO INDENTURE

SECTION 601. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, the Subsidiary Guarantors, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i) to cure any ambiguity, omission, defect or inconsistency; provided that such action pursuant to this clause (i) shall not adversely affect the interest of the Holders of the Securities in any material respect; or

(ii) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code); or

(iii) to add Subsidiary Guarantors or confirm and evidence the release and discharge of a Subsidiary Guarantee, in each case in accordance with the applicable provisions hereof; or

(iv) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company or any Subsidiary Guarantor under the Indenture; or

(v) to secure the Securities or the Subsidiary Guarantees; or

(vi) to provide that any Indebtedness that becomes or will become an obligation of the Successor Company pursuant to a transaction governed by Section 501 (and that is not a Subordinated Obligation) is Senior Indebtedness for purposes of the Indenture; or

(vii) to add to the covenants of the Company or additional Events of Default for the benefit of the Holders or to surrender any right or power conferred upon the Company; or

(viii) to make any other change that does not adversely affect the rights of any Holder; or

(ix) to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; or

(x) to evidence and provide the acceptance and appointment of a successor trustee under the Indenture.

However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Guarantor Senior Indebtedness then outstanding unless the holders of such Guarantor Senior Indebtedness (or any Representative thereof authorized to give a consent) consent to such change.

This Section 601 shall be applicable with respect to the Securities in lieu of Section 901 of the Original Indenture (which shall be of no force and effect for the Securities).

SECTION 602. Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities), the Company, the Subsidiary Guarantors, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby (with respect to any Securities held by a nonconsenting Holder of the Securities):

(i) reduce the principal amount of Securities whose Holders must consent to an amendment; or

(ii) reduce the stated rate of or extend the stated time for payment of interest on any Security; or

(iii) reduce the principal of or extend the Stated Maturity of any Security; or

(iv) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed or repurchased pursuant to Section 710, 711 or Section 801, whether through an amendment or waiver of provisions in such Sections, definitions or otherwise; or

(v) make any Security payable in money other than that stated in the Security; or

(vi) impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities; or

(vii) modify the Subsidiary Guarantees in any manner adverse to the Holders; or

(viii) make any change in the amendment provisions of the Indenture which require each Holder’s consent or in the waiver provisions of the Indenture.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed supplemental indenture. It is sufficient if such consent approves the substance of the proposed supplemental indenture.

This Section 602 shall be applicable with respect to the Securities in lieu of Section 902 of the Original Indenture (which shall be of no force and effect for the Securities).

SECTION 603. Execution of Supplemental Indentures.

The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities, as determined by the Trustee in its sole discretion under the Indenture or otherwise. In signing or refusing to sign any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by the Indenture, the Trustee shall be provided with, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by the Indenture.

SECTION 604. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered under the Indenture shall be bound thereby (except as provided in Section 602).

SECTION 605. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 606. Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform to any such supplemental indenture may be prepared and executed by the Company, and the Company shall issue and the Trustee shall authenticate a new Security that reflects the changed terms, the cost and expense of which will be borne by the Company in exchange for Outstanding Securities.

SECTION 607. Notice of Supplemental Indentures.

Promptly after the execution by the Company, the Subsidiary Guarantors and the Trustee of any supplemental indenture pursuant to the provisions of Section 602, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106 of the Original Indenture, setting forth in general terms the substance of such supplemental indenture. The failure to give such notice to all the Holders, or any defect therein, will not impair or affect the validity of the supplemental indenture.

SECTION 608. Effect on Guarantor Senior Indebtedness.

No supplemental indenture shall adversely affect the rights of any holders of Guarantor Senior Indebtedness under Article Eleven unless the requisite holders of each issue of Guarantor Senior Indebtedness affected thereby shall have consented to such supplemental indenture.

ARTICLE SEVEN.

COVENANTS

SECTION 701. Corporate Existence.

Subject to Article Five, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence of the Company and the corporate rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders. The Company shall be subject to this Section 701 in lieu of Section 1005 of the Original Indenture (which shall be of no force and effect for the Securities).

SECTION 702. Compliance with Laws.

The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental regulatory authority, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 703. Limitation on Restricted Payments.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except (A) dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock; and (B) dividends or distributions payable to the Company or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis); (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock)); (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or (iv) make any Restricted Investment in any Person; (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (i) through (iv) shall be referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1) a default shall have occurred and be continuing (or would result therefrom); or

(2) the Company is not able to incur an additional $1.00 of Indebtedness pursuant to Section 704(a) after giving effect, on a pro forma basis, to such Restricted Payment; or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of (A)

50% of Consolidated Net Income for the period (treated as one accounting period) from the fiscal quarter that begins immediately following the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); (B) the sum of (x) 100% of the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) and (y) 85% of the fair market value of property constituting Additional Assets received by the Company or a Restricted Subsidiary subsequent to the Issue Date in exchange for Capital Stock (other than Disqualified Stock and other than Capital Stock issued to a Subsidiary of the Company); provided that for the purposes of determining fair market value of the Additional Assets received pursuant to this clause (c)(ii), such fair market value shall be determined conclusively by the Board of Directors acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based, in part, upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated to exceed $10.0 million; (C) the amount by which Indebtedness of the Company is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); and (D) the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from (x) repurchases or redemptions of any such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary; or (y) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (D) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (D) to the extent it is already included in Consolidated Net Income.

(b) The provisions of Section 703(a) will not prohibit (1) any purchase or redemption of Capital Stock, Subordinated Obligations or Guarantor Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the

Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments; (2) any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations or Guarantor Subordinated Obligations that qualify as Refinancing Indebtedness; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments; (3) so long as no default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations from Net Available Cash to the extent permitted under Section 711; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments; (4) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this Section 703; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments; (5) so long as no default or Event of Default has occurred and is continuing, (A) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary or any parent of the Company held by any existing or former directors, employees or management of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee or director stock option or stock purchase agreements or other agreements to compensate management employees or directors; provided that such redemptions or repurchases pursuant to this clause will not exceed $25.0 million in the aggregate during any calendar year; provided, however, that the amount of any such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments; and (B) loans or advances to employees or directors of the Company or any Subsidiary of the Company permitted by law the proceeds of which are used to purchase Capital Stock of the Company, in an aggregate amount not in excess of $25.0 million at any one time outstanding; provided, however that the amount of such loans and advances will be included in subsequent calculations of the amount of Restricted Payments; (6) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments; and (7) other Restricted Payments not to exceed $50.0 million in the aggregate.

(c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated to exceed $10.0 million.

(d) Not later than the date of making any Restricted Payment (excluding any Restricted Payment described in clause (6) of Section 703(b)), the Company shall deliver to the

Trustee an Officer’s Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 703 were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

SECTION 704. Limitation on Indebtedness.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that the Company, the Subsidiary Guarantors and the Restricted Subsidiaries may Incur Indebtedness if on the date of the Incurrence: (1) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.25 to 1.00; and (2) no default or Event of Default has occurred or is continuing or would occur as a consequence of Incurring the Indebtedness and the application of the proceeds thereof.

(b) Section 704(a) will not prohibit the incurrence of the following Indebtedness:

(i) Indebtedness of the Company and its Subsidiaries Incurred pursuant to the Senior Credit Agreement, together with the principal component of amounts outstanding under Qualified Receivables Transactions, in an aggregate amount not to exceed $400.0 million at any time outstanding, less the aggregate principal amount of repayments with the proceeds from Asset Dispositions pursuant to the provisions of Section 711 and the Guarantees of the Company and the Restricted Subsidiaries in respect of the Indebtedness Incurred pursuant to the Senior Credit Agreement;

(ii) the Securities (excluding any Securities issued after the Issue Date) and the Subsidiary Guarantees;

(iii) Indebtedness of the Company owing to and held by any Wholly-Owned Subsidiary (other than a Receivables Entity) or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly-Owned Subsidiary (other than a Receivables Entity); provided, however,

(A) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all of its obligations with respect to the Securities; and

(B)	(i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company, or a Wholly-Owned Subsidiary (other than a Receivables Entity) of the Company; and

(ii) any sale or other transfer of any such Indebtedness to a Person other than the Company, or a Wholly-Owned Subsidiary (other than a Receivables Entity) of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

(iv) Indebtedness represented by (A) any Indebtedness (other than the Indebtedness described in clauses (i), (iii), (vi), (viii), (ix) and (x)) outstanding on the Issue Date and (B) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iv) or clause (v) or Incurred pursuant to Section 704(a);

(v) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (B) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 704(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (v);

(vi) Indebtedness under Currency Agreements and Interest Rate Agreements; provided that in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and substantially correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business and Incurred without violation of the terms of this Agreement;

(vii) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations with respect to assets other than Capital Stock or other Investments, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $75.0 million at any time outstanding (it being understood that any Indebtedness Incurred pursuant to this clause (vii) shall cease to be deemed to be Incurred or outstanding for purposes hereof but shall be deemed Incurred for purposes of Section 704(a) from and after the first date on which the Company or its Restricted Subsidiaries could have Incurred such Indebtedness under Section 704(a) without reliance on this clause (vii));

(viii) Indebtedness Incurred in respect of workers’ compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

(ix) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary;

(x) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence; and

(xi) in addition to the items referred to in clauses (i) through (x) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (xi) and then outstanding, will not exceed $75.0 million (it being understood that any Indebtedness Incurred pursuant to this clause (xi) shall cease to be deemed to be Incurred or outstanding for purposes hereof but shall be deemed Incurred for purposes of Section 704(a) from and after the first date on which the Company or its Restricted Subsidiaries could have Incurred such Indebtedness under Section 704(a) without reliance on this clause (xi)).

(c) The Company will not Incur any Indebtedness under Section 704(b) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations unless such Indebtedness will be subordinated to the Securities to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor will Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness will be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Subsidiary Guarantor will Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Senior Subordinated Indebtedness unless such refinancing Indebtedness is either Guarantor Senior Subordinated Indebtedness or Guarantor Subordinated Obligations. No Restricted Subsidiary may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company (excluding any Guarantee by the Company of any Indebtedness Incurred by a Restricted Subsidiary).

(d) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 704:

(1) (A) Indebtedness permitted by Section 704 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of Section 704 permitting such Indebtedness and (B) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 704(a) or (b), the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence (or later reclassify such Indebtedness) and only be required to include the amount and type of such Indebtedness in one or more of such clauses as it determines; and

(2) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this Section 704. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value of the Indebtedness in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

(e) The Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 704, the Company shall be in default of this Section 704).

(f) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 704, the maximum amount of Indebtedness that the Company may incur pursuant to this Section 704 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

SECTION 705. Limitation on Layering.

No Subsidiary Guarantor will Incur any Indebtedness if such Indebtedness is contractually subordinate or junior in ranking in right of payment to any Guarantor Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness is Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor or is contractually subordinated in right of payment to Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor.

SECTION 706. Limitation on Affiliate Transactions.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $10.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determine that such Affiliate Transaction satisfies the criteria in Section 706(a)(i)); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $25.0 million, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arms-length basis from a Person that is not an Affiliate.

(b) Section 706(a) will not apply to (i) any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to Section 703; (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities permitted by law paid or entered into by the Company or its Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of the Company and its Restricted Subsidiaries; (iii) loans or advances to employees and consultants permitted by law in the ordinary course of business of the Company or any of its Restricted Subsidiaries in an amount not to exceed $5.0 million in the aggregate during any calendar year; (iv) any transaction between the Company and a Restricted Subsidiary (other than a Receivables Entity) or between Restricted Subsidiaries (other than a Receivables Entity); (v) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company or any contribution to the capital of the Company or any Restricted Subsidiary; (vi) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party on the Issue Date and identified on Schedule 706 to this Supplemental Indenture, as such agreement may be amended, modified or supplemented from time to time; provided, however, that any future amendment, modification or supplement entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous in its entirety to the Holders of the Securities than the terms of such agreement as in effect on the Issue Date; (vii) sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction; and (viii) transactions with joint venture partners in an amount not to exceed $10.0 million in the aggregate during any calendar year.

SECTION 707. Limitation on Restrictions on Distributions from Restricted Subsidiaries.

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (1) pay dividends or make any other distributions on its Capital Stock to the Company or any Restricted Subsidiary or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary; (2) make any loans or advances to the Company or any Restricted Subsidiary; or (3) transfer any of its property or assets to the Company or any Restricted Subsidiary. The preceding provisions will not prohibit (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction) and outstanding on such date; (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 707(i) or (ii) or this clause (iii) or contained in any amendment to an agreement referred to in Section 707(i) or (ii) or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment are no less favorable in any material respect to the Holders of the Securities than the encumbrances and restrictions contained in such agreements referred to in Section 707(i) or (ii) on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable; (iv) in the case of clause (3) of this Section 707, any encumbrance or restriction (a) imposed by customary provisions in joint venture agreements and similar agreements that restrict the transfer of the interests in the joint venture (b) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract; (c) contained in mortgages, pledges or other security agreements permitted under this Agreement securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or (d) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; (v) purchase money obligations for property acquired in the ordinary course of business that impose encumbrances or restrictions of the nature described in clause (3) of this Section 707 on the property so acquired; (vi) any Purchase Money Note or other Indebtedness or contractual requirements incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors, are necessary to effect such Qualified Receivables Transaction; (vii) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition; and (viii) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order.

SECTION 708. Limitation on Sale of Capital Stock of Restricted Subsidiaries.

The Company will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or issue any Voting Stock of any Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors’ qualifying shares) to any Person except (1) to the Company or a Wholly-Owned Subsidiary other than a Receivables Entity; or (2) in compliance with Section 711 and, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary.

Notwithstanding the preceding paragraph, the Company may sell all the Voting Stock of a Restricted Subsidiary as long as the Company complies with the terms of Section 711.

SECTION 709. Limitation on Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or suffer to exist any Lien (other than Permitted Liens) upon any of its, or any such Restricted Subsidiary’s, property or assets (including Capital Stock), whether owned on the date of this Agreement or acquired after the date hereof, securing any Senior Indebtedness (other than the Securities), Subordinated Obligations, Guarantor Senior Subordinated Indebtedness or Guarantor Subordinated Obligations, unless contemporaneously with the Incurrence of the Liens effective provision is made to secure the Securities or, in respect of Liens on any Restricted Subsidiary’s assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

SECTION 710. Change of Control.

(a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date) (the “Change of Control Offer”); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Securities pursuant to this Section 710 in the event that it has exercised its right to redeem all of the Securities pursuant to Section 801.

(b) Within 30 days following any Change of Control (or at the Company’s option, prior to such Change of Control but after the public announcement thereof), unless the Company has mailed a redemption notice in connection with such Change of Control as described in Section 1104 of the Original Indenture, the Company shall mail a notice to each holder with a copy to the Trustee stating:

(i) that a Change of Control has occurred or will occur and that such Holder has (or upon such occurrence will have) the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(ii) the circumstances and relevant facts and financial information regarding such Change of Control;

(iii) the date of purchase (which shall be no earlier than 30 days nor later than 90 days from the date such notice is mailed) (the “Change of Control Payment Date”);

(iv) the instructions determined by the Company, consistent with this Section 710, that a Holder must follow in order to have its Securities purchased; and

(v) that, if such offer is made prior to such Change of Control, payment is conditioned on the occurrence of such Change of Control.

(c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 710. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

(d) Subject to Section 710(f), on the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Securities or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer;

(ii) deposit by 11:00 a.m., New York City time, with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered; and

(iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officer’s Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company.

(e) The Paying Agent shall promptly deliver to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof.

(f) Prior to complying with any of the provisions of this Section 710, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Securities required by this Section 710.

SECTION 711. Limitation on Sales of Assets and Subsidiary Stock.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors or, if such fair market value is less than $10.0 million, in good faith by an Officer (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition; (2) at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be, (A) first, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Senior Indebtedness or Guarantor Senior Indebtedness) to prepay, repay or purchase Senior Indebtedness or Guarantor Senior Indebtedness or Indebtedness (other than any Preferred Stock) of a Restricted Subsidiary that is not a Subsidiary Guarantor (in each case other than Indebtedness owed to the Company or an Affiliate of the Company); provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (A), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash.

(b) Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in Section 711(a) will be deemed to constitute “Excess Proceeds.” The Company will use the aggregate Excess Proceeds (A) first, to make an offer to purchase Securities at a price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date, and (to the extent required by the terms thereof) any other Senior Subordinated Indebtedness pursuant and subject to the conditions of the agreements governing such other Indebtedness at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest to the purchase date and (B) second, to the extent of the balance of such Excess Proceeds after application in accordance with clause (A) above, to fund (to the extent consistent with any other applicable provision of the Indenture) any general corporate purpose (including the repayment of Subordinated Obligations); provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section 711, the Company and the Restricted Subsidiaries shall not be required to apply any

Net Available Cash in accordance with this Section except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 711 exceeds $25.0 million.

(c) For the purposes of this Section 711, the following will be deemed to be cash:

(i) the assumption by the transferee of Senior Indebtedness or Guarantor Senior Indebtedness or Indebtedness (other than Preferred Stock) of any Restricted Subsidiary that is not a Subsidiary Guarantor and the release of the Company or such other obligor from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with Section 711(a)(3)(A) above); and

(ii) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash within 45 days from the receipt of such obligations.

(d) The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swap, unless:

(i) at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(ii) in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors in good faith, in excess of $10.0 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors; and

(iii) in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors in good faith, in excess of $25.0 million, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Asset Swap is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

(e) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 711. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 711, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue thereof.

SECTION 712. Statement by Officers as to Default.

(a) The Company and the Subsidiary Guarantors will deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate, stating whether or not to the best knowledge of the signer thereof the Company or such Subsidiary Guarantor, as the case may be, is in default in the performance and observance of any of the terms, provisions and conditions of the Indenture (without regard to any period of grace or requirement of notice provided under the Indenture) and, if the Company or any Subsidiary Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which he may have knowledge

(b) The Company and each Subsidiary Guarantor shall deliver to the Trustee, as soon as possible and in any event within five days after the Company or such Subsidiary Guarantor becomes aware or should reasonably become aware of the occurrence or existence of a default or an Event of Default, an Officer’s Certificate setting forth the details of such default or Event of Default, and the action which the Company or such Subsidiary Guarantor proposes to take with respect thereto.

The Company shall be subject to this Section 712 in lieu of Section 1004 of the Original Indenture (which shall be of no force and effect for the Securities).

SECTION 713. Reporting Requirements.

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the Commission, and provide the Trustee with, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. In the event that the Company is not permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, the Company will nevertheless provide such Exchange Act information to the Trustee as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

SECTION 714. Future Subsidiary Guarantors.

After the Issue Date, the Company will cause each Restricted Subsidiary (other than a Foreign Subsidiary or a Receivables Entity) that (i) becomes, or upon its creation or acquisition by the Company or one or more of its Restricted Subsidiaries is, a Material Subsidiary or (ii) becomes a guarantor under the Senior Credit Agreement, to execute and deliver to the Trustee, promptly after becoming a Material Subsidiary or a guarantor under the Senior Credit Agreement, as applicable, a supplement to the Indenture, substantially in the form of Exhibit B hereto, providing for a Subsidiary Guarantee pursuant to which such Restricted Subsidiary will become a Subsidiary Guarantor.

SECTION 715. Additional Covenants.

The Company will be subject to the covenants set forth in Sections 1001, 1002, 1003, 1006, 1007 and 1008 of the Original Indenture with respect to the Securities in addition to the covenants set forth in this Supplemental Indenture.

ARTICLE EIGHT.

REDEMPTION OF SECURITIES

SECTION 801. Optional Redemption.

(a) The Securities will be redeemable, at the option of the Company, in whole or in part, at any time and from time to time prior to December 15, 2007, upon prior notice as provided in Section 1104 of the Original Indenture, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed plus accrued but unpaid interest to the Redemption Date; and (ii)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to December 15, 2007 (except for currently accrued but unpaid interest) (assuming the Securities are redeemed, and based on the applicable Redemption Price, on that date) discounted to the Redemption Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate, plus 50 basis points, plus (b) accrued but unpaid interest to the Redemption Date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date). The Redemption Price calculated as provided in this Section 801(a), shall be calculated and certified to the Trustee and the Company by the Independent Investment Banker.

(b) The Securities will be redeemable, at the option of the Company’s, in whole or in part, at any time and from time to time on and after December 15, 2007 and prior to Stated Maturity, upon prior notice as provided in Section 1104 of the Original Indenture, at the following Redemption Prices (expressed as a percentage of principal amount), plus accrued interest, if any, to the Redemption Date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on December 15 of the years set forth below:

Period	Redemption Price
2007	104.131%
2008	102.156%
2009 and thereafter	100.000%

(c) Prior to December 15, 2006, to the extent that the Company raises Net Cash Proceeds from one or more Qualified Equity Offerings, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Securities with the Net Cash Proceeds at a Redemption Price of 108.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided that (i) at least 65% of the original principal amount of the Securities remains Outstanding after each such redemption; and (ii) the redemption occurs within 60 days after the closing of such Qualified Equity Offering.

SECTION 802. Applicability of Article.

Redemption of Securities at the election of the Company, as permitted by Section 801, shall be made in accordance with such Section and Article Eleven of the Original Indenture.

ARTICLE NINE.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 901. Company’s Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option, at any time, with respect to the Securities, elect to have either Section 902 or Section 903 be applied to all Outstanding Securities upon compliance with the conditions set forth in this Article Nine.

SECTION 902. Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 901 of the option applicable to this Section 902, each of the Company and any Subsidiary Guarantor shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities on the date the conditions set forth in Section 904 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company and any such Subsidiary Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 905 and the other Sections of the Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and the Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged under the Indenture: (i) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in Section 904 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Securities when such payments are due, (ii) the Company’s and any Subsidiary Guarantor’s respective obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003 of the Original Indenture, (iii) the rights, powers, trusts, duties and immunities of the Trustee under the Indenture, and the Company’s obligations in connection therewith and (iv) this Article Nine.

If the Company exercises its Legal Defeasance Option, payment of the Securities may not be accelerated because of an Event of Default.

Subject to compliance with this Article Nine, the Company may exercise its option under this Section 902 notwithstanding the prior exercise of its option under Section 903 with respect to the Securities.

This Section 902 shall be applicable with respect to the Securities in lieu of Section 1502 of the Original Indenture (which shall be of no force and effect for the Securities).

SECTION 903. Covenant Defeasance.

Upon the Company’s exercise under Section 901 of the option applicable to this Section 903, the Company may terminate (a) its obligations under any covenant contained in Sections 701 through 714, except Section 712(a), (b) the operation of Section 401(vi), Section 401(vii) (with respect only to Significant Subsidiaries), Section 401(viii) (with respect only to Significant Subsidiaries), Section 401(ix) and Section 401(x) and (c) the limitations contained in Sections 501(iii) and (iv) with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes under the Indenture (it being understood that such Securities will not be outstanding for accounting purposes). If the Company exercises its Covenant Defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified under Section 401(iv), (v), (vi), (vii) (with respect only to Significant Subsidiaries), (viii) (with respect only to Significant Subsidiaries), (ix) or (x) or because of the failure of the Company to comply with Sections 501(iii) and (iv). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere in the Indenture to any such covenant or by reason of any reference in any such covenant to any other provision therein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 401(iv) or (v), but, except as specified above, the remainder of the Indenture and such Securities shall be unaffected thereby.

This Section 903 shall be applicable with respect to the Securities in lieu of Section 1503 of the Original Indenture (which shall be of no force and effect for the Securities).

SECTION 904. Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 902 or Section 903 to the Outstanding Securities:

(i) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 of the Original Indenture who shall agree to comply with the provisions of this Article Nine applicable to it) as trust funds, money or U.S. Government Obligations, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest due on the Outstanding Securities on the Stated Maturity or on the applicable Redemption Date as the case may be, of such principal, premium, if any, or interest on the Outstanding Securities;

(ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee (which opinion may be subject to customary assumptions and exclusions) confirming that (A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the date of this Supplemental Indenture, there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States (which opinion may be subject to customary assumptions and exclusions) shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee (which opinion may be subject to customary assumptions and exclusions) confirming that the Holders of the Outstanding Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv) no default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 121st day after the date of deposit;

(v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

(vi) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally under any applicable U.S. Federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

(vii) the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Subsidiary Guarantor or others;

(viii) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

(ix) the Company shall have delivered to the Trustee the opinion of a nationally recognized firm of independent public accountants stating the matters set forth in paragraph (i) above.

This Section 904 shall be applicable with respect to the Securities in lieu of Section 1504 of the Original Indenture (which shall be of no force and effect for the Securities).

SECTION 905. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003 of the Original Indenture, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 905, the “Trustee”) pursuant to Section 904 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law. Money and U.S. Government Obligations so held in trust are not subject to Article Eleven.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 904 or the principal and interest received in respect thereof.

Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 904 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article.

This Section 905 shall be applicable with respect to the Securities in lieu of Section 1505 of the Original Indenture (which shall be of no force and effect for the Securities).

SECTION 906. Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 905 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s or any Subsidiary Guarantor’s obligations under the Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 902 or 903, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 905; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

This Section 906 shall be applicable with respect to the Securities in lieu of Section 1506 of the Original Indenture (which shall be of no force and effect for the Securities).

ARTICLE TEN.

SUBSIDIARY GUARANTEES

SECTION 1001. Applicability of Article.

This Article Ten shall be applicable with respect to the Securities in lieu of Article Thirteen of the Original Indenture (which shall be of no force and effect for the Securities).

SECTION 1002. Subsidiary Guarantees.

(a) Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns on an unsecured senior subordinated basis (i) the full and punctual payment of principal of, premium, if any, and interest on the Securities when due, whether at Stated Maturity, by acceleration, by redemption, by required repurchase or otherwise, and all other monetary obligations of the Company and the Subsidiary Guarantors under the Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company and the Subsidiary Guarantors under the Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without further notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article Ten notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The Guaranteed Obligations of each Subsidiary Guarantor under the Indenture shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, the Securities or any other agent or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any

of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; (f) subject to Section 1006, any change in the ownership of such Subsidiary Guarantor; or (g) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c) Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(d) Except as expressly set forth in Sections 902, 903, 1003 and 1005, the obligations of each Subsidiary Guarantor under the Indenture shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

(e) Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(f) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Company or the Subsidiary Guarantors to the Holders and the Trustee.

(g) Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article Four for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article Four, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 1002.

(h) Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including attorneys’ fees and disbursements) incurred by the Trustee or any Holder in enforcing or obtaining advice of counsel in respect of any rights with respect to or collecting such Subsidiary Guarantor under its Subsidiary Guarantee under this Section 1002.

(i) Subject to the provisions of Section 709, the Subsidiary Guarantees shall be unsecured senior subordinated obligations of each Subsidiary Guarantor, ranking pari passu with all other existing and future senior subordinated indebtedness of such Subsidiary Guarantor. The Indebtedness evidenced by each Subsidiary Guarantee shall be subordinated pursuant to Article Eleven.

SECTION 1003. Limitation on Liability.

Each Subsidiary Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Subsidiary Guarantor under the Indenture without impairing its Subsidiary Guarantee or affecting the rights and remedies of the Trustee under the Indenture; provided, however, that any term or provision of the Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed under the Indenture by any Subsidiary Guarantor shall not exceed the maximum amount that can be guaranteed hereby without rendering the Indenture, as it relates to such Subsidiary Guarantor, void or voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally after giving effect to: (i) all other contingent and fixed liabilities of such Subsidiary Guarantor, including any Guarantees under the Senior Credit Facility; and (ii) any collections from or payments made by or on behalf of any other Subsidiary Guarantor with respect to such other Subsidiary Guarantor’s obligations under its Subsidiary Guarantee pursuant to its contribution obligations under the Indenture.

SECTION 1004. No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Ten shall operate as a waiver thereof, or shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Ten at law, in equity, by statute or otherwise.

SECTION 1005. Modification.

No modification, amendment or waiver of any provision of this Article Ten, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purposes for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstance.

SECTION 1006. Release of Subsidiary Guarantor.

(1) Upon the occurrence of a sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (in each case other than to the Company or an Affiliate of the Company) pursuant to and in accordance with the terms and provisions of the Indenture, (2) if the Board of Directors designates such Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture or (3) upon either Legal Defeasance or Covenant Defeasance as provided in Section 902 or 903, such Subsidiary Guarantor shall be deemed released from all obligations under this Article Ten without any further action required on the part of the Trustee or any Holder. At the request of the Company and upon receipt of an Officer’s Certificate, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

ARTICLE ELEVEN.

SUBORDINATION OF SUBSIDIARY GUARANTEES

SECTION 1101. Subsidiary Guarantees Subordinate to Guarantor Senior Indebtedness.

Each Subsidiary Guarantor covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, for the benefit of the holders, from time to time, of Guarantor Senior Indebtedness that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Subsidiary Guarantees and the payment of the principal of (and premium, if any) and interest on each and all of the Securities pursuant to the Subsidiary Guarantees and all other Guarantor Subordinated Obligations are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Indebtedness, whether outstanding on the date of this Supplemental Indenture or thereafter incurred, created, assumed or, except as set forth in Section 704, guaranteed. The Subsidiary Guarantees will in all respects rank pari passu with all other Guarantor Senior Subordinated Indebtedness.

SECTION 1102. Payment over of Proceeds upon Dissolution, Etc.

Upon any payment or distribution of the assets of any Subsidiary Guarantor upon liquidation or dissolution or reorganization or bankruptcy of or similar proceeding relating to such Subsidiary Guarantor or its property:

(i) the holders of Guarantor Senior Indebtedness with respect to such Subsidiary Guarantor will be entitled to receive payment in full in cash or Cash Equivalents of such Guarantor Senior Indebtedness (including interest after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Guarantor Senior Indebtedness, whether or not a claim for such interest would be allowed in a proceeding) before the Holders of the Securities are entitled to receive any payment pursuant to the Subsidiary Guarantee of such Subsidiary Guarantor, and

(ii) until the Guarantor Senior Indebtedness with respect to such Subsidiary Guarantor is paid in full in cash or Cash Equivalents, any payment or distribution to which Holders of the Securities would be entitled pursuant to the Subsidiary Guarantee of such Subsidiary Guarantor but for the subordination provisions of the Indenture will be made to holders of such Guarantor Senior Indebtedness as their interests may appear (except that Holders of Securities may receive Guarantees that are subordinated at least to the same extent as the Subsidiary Guarantee to the Guarantor Senior Indebtedness and any securities issued in exchange for any Guarantor Senior Indebtedness).

SECTION 1103. Suspension of Payment When Guarantor Senior Indebtedness in Default.

(a) No Subsidiary Guarantor may pay principal of, premium, if any, or interest on, the Securities pursuant to its Subsidiary Guarantee and may not otherwise pay any amount pursuant to such Subsidiary Guarantee to purchase, redeem or otherwise retire any Securities (collectively, “pay the Securities”) if:

(i) any Guarantor Senior Indebtedness is not paid when due in cash or Cash Equivalents; or

(ii) any other default on Guarantor Senior Indebtedness occurs and the maturity of such Guarantor Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (A) the default has been cured or waived and any such acceleration has been rescinded in writing or (B) such Guarantor Senior Indebtedness has been paid in full in cash or Cash Equivalents;

provided, however, a Subsidiary Guarantor may make payments on the Securities pursuant to its Subsidiary Guarantee without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Guarantor Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) above has occurred and is continuing.

(b) During the continuance of any default (other than a default described in clause (a) (i) or (a) (ii) above) with respect to any Designated Guarantor Senior Indebtedness of a Subsidiary Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Subsidiary Guarantor may not make payments on the Securities pursuant to its Subsidiary Guarantee for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Subsidiary Guarantor) of written notice (a “Blockage Notice”) of such default from the Representative of the holders of such Designated Guarantor Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Subsidiary Guarantor from the Person or

Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Designated Guarantor Senior Indebtedness has been repaid in full (or such payment has been duly provided for in a manner acceptable to the holders of such Designated Guarantor Senior Indebtedness). Notwithstanding the provisions described in the immediately preceding sentence (but subject to Section 1103(a)), unless the holders of such Designated Guarantor Senior Indebtedness or the Representative of such holders has accelerated the maturity of such Designated Guarantor Senior Indebtedness, such Subsidiary Guarantor may resume making payments on the Securities pursuant to its Subsidiary Guarantee after the end of such Payment Blockage Period. Not more than one Blockage Notice (which may apply to all Subsidiary Guarantors) may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Guarantor Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Guarantor Senior Indebtedness other than Bank Indebtedness, a Representative of Bank Indebtedness may give one additional Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

SECTION 1104. Acceleration of Securities.

If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Guarantor Senior Indebtedness or the Representative of such holders of the acceleration. No Subsidiary Guarantor may make payments on the Securities pursuant to its Subsidiary Guarantee at such time, if any Bank Indebtedness then remains outstanding, until the earlier of (i) two Business Days after delivery of written notice to the Company and the Representative under such Bank Indebtedness and (ii) the day on which such Bank Indebtedness accelerated and, thereafter, may make payments on the Securities pursuant to its Subsidiary Guarantee only if this Article Eleven otherwise permits payment at that time.

SECTION 1105. When Distribution Must Be Paid Over.

If a distribution is made to Holders of the Securities by a Subsidiary Guarantor pursuant to its Subsidiary Guarantee that, due to the provisions of this Article Eleven, should not have been made to them, such Holders shall hold it in trust for the Holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor and pay it over to them as their interests may appear.

SECTION 1106. Notice by Company.

The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any obligations with respect to the Securities or the Subsidiary Guarantees that violate this Article, but failure to give such notice shall not affect the subordination of the Subsidiary Guarantees to the Guarantor Senior Indebtedness as provided in this Article Eleven.

SECTION 1107. Payment Permitted If No Default.

Nothing contained in this Article or elsewhere in the Indenture or in any of the Securities of Subsidiary Guarantees shall prevent any Subsidiary Guarantor, at any time except during the pendency of any bankruptcy or similar proceeding of such Subsidiary Guarantor referred to in Section 1102 or under the conditions described in Section 1103, from making payments at any time of principal of (and premium, if any, on) or interest on the Securities pursuant to its Subsidiary Guarantee.

SECTION 1108. Subrogation to Rights of Holders of Guarantor Senior Indebtedness.

Subject to the payment in full of all Guarantor Senior Indebtedness with respect to any Subsidiary Guarantor in cash or Cash Equivalents, the Holders shall be subrogated (equally and ratably with the holders of all other Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor) to the rights of the holders of such Guarantor Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Guarantor Senior Indebtedness until the Guarantor Senior Subordinated Indebtedness with respect to such Subsidiary Guarantor shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Guarantor Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments pursuant to the provisions of this Article to the holders of Guarantor Senior Indebtedness by Holders of the Securities or on their behalf or by the Trustee, shall, as among such Subsidiary Guarantor, its creditors other than holders of Guarantor Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by such Subsidiary Guarantor to or on account of the Guarantor Senior Indebtedness; it being understood that the provisions of this Article are intended solely for the purpose of determining the relative rights of the Holders of the Securities, on the one hand, and the holders of Guarantor Senior Indebtedness, on the other hand.

SECTION 1109. Provisions Solely to Define Relative Rights.

The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Guarantor Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in the Indenture or in the Securities is intended to or shall (a) impair, as between any Subsidiary Guarantor and the Holders, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay to the Holders the principal of (and premium, if any) and interest on the Securities pursuant to it s Subsidiary Guarantee as and when the same shall become due and payable in accordance with their terms; (b) affect the relative rights against such Subsidiary Guarantor of the Holders and creditors of such Subsidiary Guarantor other than their rights in relation to holders of Guarantor Senior Indebtedness; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article of the holders of Guarantor Senior Indebtedness. If any Subsidiary Guarantor fails because of this Article to pay principal (or premium, if any) or interest on a Security pursuant to its Subsidiary Guarantee on the due date, the failure is still a default or Event of Default.

SECTION 1110. Trustee to Effectuate Subordination.

Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee its attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 504 of the Original Indenture at least 30 days before the expiration of the time to file such claim, the agent bank under the Senior Credit Facility (if such facility is still outstanding) is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

SECTION 1111. Subordination May Not Be Impaired by any Subsidiary Guarantor.

No right of any present or future holder of any Guarantor Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Subsidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by such Subsidiary Guarantor with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

SECTION 1112. Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Guarantor Senior Indebtedness, the distribution may be made and the notice given to their Representative.

Upon any payment or distribution of assets of any Subsidiary Guarantor referred to in this Article Thirteen, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Guarantor Senior Indebtedness with respect to such Subsidiary Guarantor and other Indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other acts pertinent thereto or to this Article Eleven.

SECTION 1113. Notice to Trustee.

(a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to any Subsidiary Guarantee. Notwithstanding the provisions of this Article or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company, the administrative agent under the Senior Credit Facility or a holder of Guarantor Senior Indebtedness or from any Representative thereof; and, prior to the receipt of any such written notice, the Trustee, subject to Trust Indenture Act Sections 315(a) through 315(d), shall be entitled in all respects to assume that no such facts exist;

provided, however, that, if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

(b) Subject to Trust Indenture Act Sections 315(a) through 315(d), the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Guarantor Senior Indebtedness (or a Representative thereof) to establish that such notice has been given by a holder of Guarantor Senior Indebtedness (or a Representative thereof). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 1114. Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of any Subsidiary Guarantor referred to in this Article, the Trustee, subject to Trust Indenture Act Sections 315(a) through 315(d), and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such bankruptcy or similar proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness and other indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article; provided that such court, trustee, receiver, custodian, assignee, agent or other Person has been apprised of, or the order, decree or certificate makes reference to, the provisions of this Article.

SECTION 1115. Rights of Trustee as a Holder of Guarantor Senior Indebtedness; Preservation of Trustee’s Rights.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Guarantor Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in the Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607 of the Original Indenture.

SECTION 1116. Article Applicable to Paying Agents.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under the Indenture, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

SECTION 1117. No Suspension of Remedies.

Nothing contained in this Article shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Four or to pursue any rights or remedies under the Indenture or under applicable law, except as provided in Article Four.

SECTION 1118. Modification of Terms of Guarantor Senior Indebtedness.

Any renewal or extension of the time of payment of any Guarantor Senior Indebtedness or the exercise by the holders of Guarantor Senior Indebtedness of any of their rights under any instrument creating or evidencing Guarantor Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the Holders or the Trustee.

No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Guarantor Senior Indebtedness is outstanding or of such Guarantor Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article Eleven or of the Subsidiary Guarantees relating to the subordination thereof.

SECTION 1119. Trust Moneys Not Subordinated.

Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of U.S. Government Obligations held in trust under Article Nine hereof by the Trustee (or other qualifying trustee) and which were deposited in accordance with the terms of Article Nine hereof and not in violation of Section 1103 hereof for the payment of principal of (and premium, if any) and interest on the Securities pursuant to the Subsidiary Guarantees shall not be subordinated to the prior payment of any Guarantor Senior Indebtedness or subject to the restrictions set forth in this Article Eleven, and none of the Holders shall be obligated to pay over any such amount to any Subsidiary Guarantor or any holder of Guarantor Senior Indebtedness or any other creditor of any Subsidiary Guarantor.

SECTION 1120. Trustee Not Fiduciary for Holders of Guarantor Senior Indebtedness.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to any Subsidiary Guarantor or to any other Person cash, property or securities to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Guarantor Senior Indebtedness shall be read into the Indenture against the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

HANOVER COMPRESSOR COMPANY

By	/s/ John E. Jackson
	Name:	John E. Jackson
	Title:	Senior Vice President and Chief Financial Officer

HANOVER COMPRESSION LIMITED PARTNERSHIP, as a Subsidiary Guarantor

By	/s/ John E. Jackson
	Name:	John E. Jackson
	Title:	Senior Vice President and Chief Financial Officer

WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee

By	/s/ R. Douglas Milner
	Name:	R. Douglas Milner
	Title:	Vice President

SCHEDULE A

SUBSIDIARY GUARANTORS

Subsidiary	Jurisdiction of Incorporation

Hanover Compression Limited Partnership	Delaware

SCHEDULE 101

Permitted Investments Pursuant to Existing Joint Ventures

1. Participation Agreement by and between Williams International PIGAP Limited and Hanover Cayman, Limited (successor in interest to Schlumberger Surenco, S.A.) relating to Wilpro Energy Services (PIGAP) Limited, dated March 1, 1999, as amended to the date hereof.

2. Participation Agreement by and between Williams International El Furrial Limited and Production Operators Cayman, Inc., relating to Wilpro Energy Services (El Furrial) Limited, dated January 31, 1997, as amended by that certain Amendment No. 1 to the Participation Agreement, by and between Williams International El Furrial Limited and Production Operators Cayman, Inc., dated as of December 9, 1998, as further amended by that certain Letter Agreement, dated January 31, 1997, and as further amended to the date hereof.

3. Shareholders Agreement among John Wood Group Holdings B.V., John Wood Group PLC; Hanover Cayman Limited (successor in interest to Schulmberger Oilfield Services, Inc.), Willbros Financial Services, Inc., Willbros Group, Inc., Corporación Marques, S.A. Venezolana de Proyectos Integrados Vepica, C.A.; Maduro & Curiel’s Trust Company, N.V. and Harwat International Finance Corporation N.V., dated July 30, 1999, as amended to the date hereof.

4. Consortium Operating Agreement among Wood Group Engineering Limited, Venezolana de Proyectos Integrados Vepica, C.A., Production Operators Cayman, Inc. and Constructora Camsa, C.A.

SCHEDULE 706

Existing Agreements Governing Affiliate Transaction

1. Most Favored Supplier and Alliance Agreement, dated August 31, 2001, among Schlumberger Oilfield Holdings Limited, Schlumberger Technology Corporation and Hanover Compression Limited Partnership.

2. Lock-Up, Standstill and Registration Rights Agreement, dated as of August 31, 2001, by and among Schlumberger Technology Corporation, Camco International, Inc., Schlumberger Oilfield Holdings Ltd., Schlumberger Surenco S.A., Operational Services, Inc. and the Company.

EXHIBIT A

FORM OF SECURITY

[Global Legend, if applicable]

No. [ ]	$[ ]

CUSIP NO.

HANOVER COMPRESSOR COMPANY

8.625% SENIOR NOTE DUE 2010

Hanover Compressor Company, a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [                                ], or registered assigns, the principal sum of [                                ] Dollars on December 15, 2010, and to pay interest thereon from December 15, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on June 15 and December 15 in each year, commencing June 15, 2004, at the rate of 8.625% per annum, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 8.625% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest on Securities in definitive form may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS Whereof, the Company has caused this instrument to be duly executed.

HANOVER COMPRESSOR COMPANY

By:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION.

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:                          , 200

[FORM OF REVERSE SIDE OF SECURITY]

8.625% SENIOR NOTE DUE 2010

1. Interest

Hanover Compressor Company, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

The Company will pay interest semiannually in cash and in arrears to Holders of record at the close of business on the June 1 and December 1 immediately preceding the Interest Payment Date on June 15 and December 15 of each year, commencing on June 15, 2004. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from December 15, 2003. The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

By at least 11:00 a.m. (New York City time) on the date on which any principal of or interest on the Securities is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the June 1 or December 1 next preceding the Interest Payment Date even if the Securities are cancelled, repurchased or redeemed after the record date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest on any Security in definitive form by check payable in such money. It may mail an interest check to a Holder’s registered address.

3. Trustee, Paying Agent and Security Registrar

Initially, Wachovia Bank, National Association, a national banking association (the “Trustee”), will act as Trustee, Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent, Security Registrar or co-registrar without notice to any Holder. The Company may act as Paying Agent, Security Registrar or co-registrar.

4. Indenture

The Company issued the Securities under the First Supplemental Indenture dated as of December 15, 2003 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Supplemental Indenture”), among the Company, the Subsidiary Guarantors and the Trustee to the Senior Indenture dated as of December 15, 2003 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Original Indenture” and, as amended and supplemented by the Supplemental Indenture, the “Indenture”). For the sake of clarity, each reference to the Indenture shall mean the Original Indenture as amended by the Supplemental Indenture, and future amendments and supplements, the provisions of which relate to the Securities and not future issuances of debt securities under the Original Indenture other than these Securities. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general unsecured senior obligations of the Company initially issued in aggregate principal amount of $200,000,000. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends on, and the purchase or redemption of, Capital Stock of the Company and its Restricted Subsidiaries, certain purchases or redemptions of Subordinated Indebtedness, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, Investments of the Company and its Restricted Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

To guarantee (i) the full and punctual payment of the principal of, and premium, if any, and interest on the Securities when due, whether at Stated Maturity, by acceleration, by redemption, by required repurchase or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities, each Subsidiary Guarantor has unconditionally and irrevocably guaranteed such obligations pursuant to the terms of the Indenture. The Subsidiary Guarantees shall be unsecured senior subordinated obligations of each Subsidiary Guarantor, ranking pari passu with all other existing and future senior subordinated indebtedness of such Subsidiary Guarantor.

5. Optional Redemption

The Securities will be redeemable, at the option of the Company, in whole or in part, at any time and from time to time prior to December 15, 2007, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed plus accrued but unpaid interest to the Redemption Date; and (ii)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to December 15, 2007 (except for currently accrued but unpaid interest) (assuming the Securities are redeemed, and based on the applicable Redemption Price, on that date) discounted to the Redemption Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate, plus 50 basis points, plus (b) accrued but unpaid interest to the Redemption Date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

The Securities will be redeemable, at the Company’s option, in whole or in part, at any time and from time to time on and after December 15, 2007 and prior to Stated Maturity, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at the following Redemption Prices (expressed as a percentage of principal amount), plus accrued interest, if any, to the Redemption Date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on December 15 of the years set forth below:

Year	Redemption Price
2007	104.313%
2008	102.156%
2009 and thereafter	100.000%

Prior to December 15, 2006, to the extent that the Company raises Net Cash Proceeds from one or more Qualified Equity Offerings, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Securities with the Net Cash Proceeds at a Redemption Price of 108.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided that (i) at least 65% of the original principal amount of the Securities remains Outstanding after each such redemption; and (ii) the redemption occurs within 60 days after the closing of such Qualified Equity Offering.

6. Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the Redemption Price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7. Put Provisions

Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

8. Subordination and Ranking of the Subsidiary Guarantees

Each Subsidiary Guarantee is subordinated to the Guarantor Senior Indebtedness of the applicable Subsidiary Guarantor, as defined in the Indenture. To the extent provided in the Indenture, Guarantor Senior Indebtedness must be paid before payments may be made on the Securities pursuant to the Subsidiary Guarantees. Each Subsidiary Guarantor agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose. Each Subsidiary Guarantee will rank pari passu in right of payment with all other Guarantor Senior Subordinated Indebtedness of the applicable Subsidiary Guarantor.

9. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law. The Security Registrar need not register the transfer of or exchange of any Security selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities during a period beginning 15 days before a selection of Securities to be redeemed and ending on the date of such selection.

10. Persons Deemed Owners

The registered holder of this Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or Stated Maturity, as the case may be.

13. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the Outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article Four of the Supplemental Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Subsidiary Guarantees or to secure the Securities or the Subsidiary Guarantees, or to add additional covenants or Events of Default or surrender rights and powers conferred on the Company, or to comply with any requirement of the Commission in connection with qualifying the Indenture under the Trust Indenture Act, or to make any other change that does not adversely affect the rights of any Holder. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Guarantor Senior Indebtedness then outstanding unless the requisite holders of such Guarantor Senior Indebtedness consent to such amendment.

14. Defaults and Remedies

Under the Indenture, Events of Default include (i) a default in any payment of interest on any Security when due (whether or not such payment is prohibited by Article Eleven of the Supplemental Indenture), continued for 30 days, (ii) a default in the payment of principal of, or premium, if any, on, any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Company to comply with its obligations under Section 501 of the Supplemental Indenture, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under Sections 703, 704, 705, 706, 707, 708, 709, 710, 711, 713 or 714 of the Supplemental Indenture (in each case, other than a failure to purchase Securities when required under Section 710 or 711 of the Supplemental Indenture), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Securities or the Indenture, (vi) the failure by the Company or any Restricted Subsidiary to pay any Indebtedness for money borrowed within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $20.0 million, (vii) certain events of bankruptcy, insolvency or reorganization of the Company, a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, (viii) the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $20.0 million against the Company or a Significant Subsidiary that is not discharged, bonded or insured by a third Person if (A) an enforcement proceeding thereon is commenced or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment or decree and is not discharged, waived or stayed or (ix) the failure of any Subsidiary Guarantee of the Securities by a Subsidiary Guarantor to be in full force and effect (except as contemplated by the terms thereof or of the Indenture) or the denial or disaffirmation in writing by any such Subsidiary Guarantor of its obligations under the Indenture or its Subsidiary Guarantee. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default or Event of Default (except a default or Event of Default in payment of principal, premium or interest) if it determines that withholding notice is in their interests.

15. Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company, the Subsidiary Guarantors or their affiliates and may otherwise deal with the Company, the Subsidiary Guarantors or their affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

A director, officer, employee, incorporator, limited partner, member or stockholder, as such, of the Company or the Subsidiary Guarantors shall not have any liability for any obligations of the Company or the Subsidiary Guarantors under the Securities, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

Hanover Compressor Company

12001 North Houston Rosslyn

Houston, Texas 77086

Attention: Treasurer

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:________________________________

Signature Guarantee:________________________________________________

                                                                 (Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in the Securities Transfer Agents Medallion Program (“STAMP”) or such other signature guarantee medallion program as may be approved by the Security Registrar in addition to or substitution for, STAMP), pursuant to S.E.C. Rule 17Ad-15.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 710 or 711 of the Supplemental Indenture, check the box:

☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 710 or 711 of the Supplemental Indenture, state the amount in principal amount (must be integral multiple of $1,000):

$

Date:                                  Your Signature __________________________________________________________

                          (Sign exactly as your name appears on the other side of the Security)

Signature Guarantee: __________________________________________________

                                                                 (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in the Securities Transfer Agents Medallion Program (“STAMP”) or such other signature guarantee medallion program as may be approved by the Security Registrar in addition to or substitution for STAMP, pursuant to S.E.C. Rule 17Ad-15.

EXHIBIT B

HANOVER COMPRESSOR COMPANY

and

the Subsidiary Guarantors named herein

8.625% SENIOR NOTES DUE 2010

FORM OF SUPPLEMENTAL INDENTURE

— SUBSIDIARY GUARANTEE

DATED AS OF                          ,

WACHOVIA BANK, NATIONAL ASSOCIATION

Trustee

This SUPPLEMENTAL INDENTURE, dated as of                          ,         , is among Hanover Compressor Company, a Delaware corporation (the “Company”), each of the parties identified under the caption “Subsidiary Guarantors” on the signature page hereto (the “Subsidiary Guarantors”) and Wachovia Bank, National Association, as Trustee.

RECITALS

WHEREAS, the Company, Hanover Compressor Limited Partnership and the Trustee entered into an Indenture, dated as of December 15, 2003, as amended by the First Supplemental Indenture of even date therewith (the “Supplemental Indenture” and such Indenture, as so amended, being referred to as the “Indenture”), pursuant to which the Company has originally issued $                     in principal amount of 8.625% Senior Notes due 2010 (the “Notes”); and

WHEREAS, Section 601(iii) of the Supplemental Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture in order to add a Subsidiary Guarantor to the Indenture to comply with Section 714 thereof without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

SECTION 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

SECTION 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

ARTICLE 2

From this date, in accordance with Section 714 of the Supplemental Indenture and by executing this Supplemental Indenture, the Subsidiary Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article Ten of the Supplemental Indenture.

ARTICLE 3

SECTION 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

SECTION 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

SECTION 3.03. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

SECTION 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

HANOVER COMPRESSOR COMPANY

By
Name:
Title:

SUBSIDIARY GUARANTORS

[ ]

By
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee

By
Name:
Title:

B-4